UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 15, 2023

PRECISION OPTICS CORPORATION, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	001-10647	04-2795294
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

22 East Broadway Gardner, Massachusetts	01440
(Address of principal executive offices)	(Zip Code)

(Registrant’s telephone number, including area code) (978) 630-1800

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	POCI	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sale of Securities.

On June 15, 2023, we entered into agreements with certain institutional and accredited investors calling for the purchase and sale of 420,000 shares of our common stock, $0.01 par value, at a purchase price of $6.00 per share. The stock issuance is expected to close on June 20, 2023, at which time we expect to receive gross proceeds of approximately $2.52 million before deducting placement agent commissions and other estimated offering expenses. A.G.P./Alliance Global Partners is acting as the sole placement agent for this private placement.

In conjunction with the placement, we also entered into a registration rights agreement with the investors, whereby we are obligated to file a registration statement with the Securities Exchange Commission under the Securities Act of 1933, as amended (the “1933 Act”), by (subject to exceptions) the 20th day after the June 20, 2023 closing date. We will incur certain penalties if the registration statement has not been filed by the applicable deadline or if the registration statement has not been declared effective by the Commission by (subject to exceptions) the 75th day after the applicable filing deadline.

The offer and sale of these shares of common stock are exempt from registration under the 1933 Act pursuant to Section 4(a)(2) thereof and Rule 506 of Regulation D, inasmuch as all of the purchasers are accredited investors within the meaning of Rule 501(a) of Regulation D, no general solicitation or advertising of any kind was used in connection with the offering, and the offering was made only to a limited number of offerees who each were believed to be knowledgeable and sophisticated investors. Until registered, the shares so issued will be considered “restricted securities” and thus generally may not be offered or sold by the holders in the absence of an exemption from securities registration requirements.

The agreements with the investors contain a representation from us to the effect that there have been no material adverse developments with respect to the Company since the date of filing of our most recent report on Form 10-Q.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Securities Purchase Agreement, by and among Precision Optics Corporation, Inc. and several investors, dated June 15, 2023.
10.2	Form of Registration Rights Agreement, by and among Precision Optics Corporation, Inc. and several investors, dated June 15, 2023.
10.3	Placement Agent Agreement, by and between Precision Optics Corporation, Inc. and A.G.P./Alliance Global Partners, dated June 15, 2023.
99.1	Press release dated June 15, 2023 announcing private placement of common stock.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECISION OPTICS CORPORATION, INC.

Date: June 20, 2023	By:	/s/ Joseph N. Forkey
Name: Joseph N. Forkey Title: President

3